SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006

IPORUSSIA, INC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-51076	38-3649127
(Commission file number)	(IRS Employer Identification No.)
12 Tompkins Avenue, Jericho, New York 11753
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:        (516) 937-6600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

        On March 29, 2006, we entered into amendments to the Employment Agreements of each of Vladimir F. Kuznetsov, our president and chief executive officer, and Leonard W. Suroff, our executive vice president, secretary and treasurer, to extend the terms of their employment agreements from March 31, 2007 to March 31, 2010.

        Mr. Kuznetsov’s agreement provides for him to be our full-time employee at our offices in Moscow and to receive an annual salary, in 2006, of $92,575. Mr. Suroff’s agreement provides for him to devote such business time as is necessary to our business and to receive an annual salary of $115,000 until December 14, 2006. It is presently estimated that Mr. Suroff will devote, on average, approximately three business days per week to our affairs. The salaries of each of Messrs. Kuznetsov and Suroff are to increase at the end of each 12-month period after its effective date (January 1 in the case of Mr. Kuznetsov and December 14 in the case of Mr. Suroff) by an amount to be determined by our board of directors, but by no less than 15% over the previous year. Each employment agreement provides that our board of directors may, but is not obligated to, award bonuses based upon the officer’s performance. No criteria have been established at this time for determining the basis upon which any bonuses may be awarded. We are to provide each of Messrs. Kuznetsov and Suroff with, among other things, medical insurance and a car for business purposes. We have also agreed to indemnify each, to the fullest extent permitted by applicable law and our certificate of incorporation, against expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of any legal activity, regardless of whether criminal, civil, administrative or investigative in nature, to which he is made a party by reason of his being or having been an officer of us.

        Each agreement permits us to terminate the employment agreement and discharge the employee for cause, as defined in the agreement, and the employee to terminate the agreement in the event of a breach of any provision of the agreement by us, in either case that is not cured within 30 days. We may also terminate an agreement if the employee is disabled and unable to perform his normal duties for a period of four consecutive months or six months in the aggregate in any 12-month period.

        Each of Messrs. Kuznetsov and Suroff have agreed, among other things, not to disclose our trade secrets or confidential information about us or to compete against us for a period of two years after termination of his employment agreement, if his employment is terminated by us for cause. Each has also agreed not to influence our employees or customers in an attempt to divert their services or business from us for a period of two years after the later of termination of employment or receipt of any compensation from us. There can be no assurance that we will be able to maintain an action in Russia to enforce these covenants.

Item 9.01          Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

99.1	Amendment No. 5 dated as of March 29, 2006, to the Employment Agreement by and between IPORUSSIA, INC. and Vladimir F. Kuznetsov.

99.2	Amendment No. 5 dated as of March 29, 2006, to the Employment Agreement by and between IPORUSSIA, INC. and Leonard W. Suroff.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPORUSSIA, INC.
Date: March 29, 2006	By: /s/ Leonard W. Suroff
Leonard W. Suroff, Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 5 dated as of March 29, 2006, to the Employment Agreement by and between IPORUSSIA, INC. and Vladimir F. Kuznetsov.

99.2	Amendment No. 5 dated as of March 29, 2006, to the Employment Agreement by and between IPORUSSIA, INC. and Leonard W. Suroff.